Exhibit 10.4

CNO FINANCIAL GROUP, INC. CONFIDENTIAL INFORMATION, NONCOMPETITION AND
NONSOLICITATION AGREEMENT

This Confidential Information, Noncompetition and Nonsolicitation Agreement ("Agreement") is made and entered into as of the _____ day of         , 20__, by and between CNO Financial Group, Inc. ("CNO") and                      (hereinafter "Executive").

Executive acknowledges that the services provided by the Executive to CNO and its Affiliates (together “the Company”) are of a special and unusual character, with a unique value to CNO, the loss of which cannot adequately be compensated by damages or actions in law. Executive further acknowledges that, in and as a result of Executive’s employment with CNO, Executive has been and will be making use of, acquiring and/or adding to confidential information of the Company of a special and unique nature and value. Executive further recognizes that the success of CNO’s business depends to a considerable extent on the continuing goodwill of the Company as well as the protection of trade secrets, and confidential and proprietary information held or used by the Company, and recognizing that the Executive may contribute to and/or will have access to such matters, CNO and the Executive hereby agree as follows:

1.	Definitions.

a.
“Affiliates” means any person, corporation or other entity controlling, controlled by or under common control with CNO, including without limitation, CNO Services, LLC, Bankers Life and Casualty Company, Colonial Penn Life Insurance Company, Washington National Insurance Company and 40|86 Advisors, Inc. and all other of its directly and indirectly owned subsidiaries.

b.
“Control, controlling, controlled by and under common control with” means the possession, direct or indirect, of the power to direct or cause the direction of management and policies of the person, corporation or other entity, whether through the ownership of voting securities, by contract or otherwise.

c.
"Confidential Information" includes, without limitation, information relating to research, developments, methods, processes, procedures, improvements, know-how, compilations, market research, marketing techniques and plans, business plans and strategies, Personal Identifiable Information, and all other information related to prospects, applicants and past and present insurance customers, price lists, pricing policies and financial information or other business or technical information and materials, in oral, demonstrative, written, graphic or machine readable form, information about the business affairs of third parties (including, but not limited to, customers, distributors, suppliers, and acquisition targets) that such third parties provide to the Company in confidence, which is unpublished, not available to the general public or trade, and which is maintained as confidential and proprietary information by the Company for regulatory, customer relations, or competitive reasons. For purposes of this Agreement, Confidential Information shall be defined in its broadest possible terms as set forth above, specifically including, but not limited to, all information of the Company, the unauthorized disclosure of which could be detrimental to the interests of the Company.

d.
"Solicit" and related terms such as "soliciting" or engaging in "solicitation" mean to engage in contacts, acts, or communications, whether directly engaged in by Executive in person or indirectly engaged in through the use or control of others, that cause or induce, attempt to cause or induce, or can be reasonably expected to cause or induce an individual to engage in a particular action or conduct, regardless of who first initiates the contact or communication, or whether or not the communication at issue is in response to a request for information or not.

e.
“Restricted Area” will depend upon Executive’s position. If Executive is in a position where Executive is provided Confidential Information that is not geographically limited to an assigned location or territory, then Restricted Area means the United States, and each additional country where the Company does business (including state and state equivalents and county and county-equivalents within those countries) that Executive had some involvement in or was provided Confidential Information about. If Executive is in a position with responsibilities and Confidential Information that are limited to an assigned territory or territories during the last twelve (12) months of Executive’s employment, then Restricted Area shall be the specific geographic area or areas in which the Executive worked for the last twelve (12) months.

2.Purpose & Legitimate Business Interest. Executive’s promises and covenants in this Agreement are made as a condition of Executive’s employment or continued employment and as a condition of Executive being entrusted with Confidential Information, access to and authority to deal with certain customers and other parties upon whom the Company depends for its business dealings, and/or training on the Company's business methods, strategies, know how, intellectual property, and other means of success. The parties agree that CNO has a legitimate business interest in the protective covenants set forth in this Agreement, and that the restrictions contained herein are reasonable and necessary for the protection of trade secrets and Confidential Information, business goodwill, intellectual property, and the maintenance of a stable and productive workplace for the benefit of the Company and all of its employees. The restrictions provided for herein are further justified because Executive’s entrustment with Confidential Information, trade secrets, customer and business relationship contacts and access, training, and/or similar benefits of employment in a position of special trust and confidence gives Executive a unique and enhanced ability to compete unfairly and cause irreparable harm to the Company if Executive engaged in the acts of interference and competition prohibited by this Agreement.

3.	Nondisclosure Obligations.

a.
Executive agrees not to engage in any unauthorized use or disclosure of Confidential Information, and not to disseminate, lecture on, or publish Confidential Information without express authorization from CNO to do so. Executive understands and agrees that Executive’s obligations concerning Confidential Information will continue after the end of Executive’s employment for so long as the information remains qualified as Confidential Information. Notwithstanding the foregoing, nothing herein shall be construed to prohibit conduct that is permitted under Paragraph 14 below. Subject to the limits of Paragraph 14, in the event that Executive is served with a court order, subpoena, or other legal action that Executive believes will require the disclosure of Confidential Information, Executive will provide CNO as much written notice as possible under the circumstances and will cooperate with CNO in any legal action undertaken to protect the confidentiality of the information.

b.
The presence of non-confidential items of information within an otherwise confidential compilation of information will not remove the compilation itself (the information in its compiled form) from the protection of this Agreement.

4.
Loyalty During Employment. While employed with CNO, Executive will remain loyal to CNO and will not pursue business activities that compete with the Company while employed with the Company, and devote Executive’s entire business time and attention to the business of CNO.

5.
Covenants Against Competition. Executive covenants and agrees that throughout the period Executive remains employed by CNO or one of its Affiliates and for one (1) year thereafter, regardless of which party terminates the employment relationship or why it is terminated, Executive shall not, directly or indirectly, anywhere in the Restricted Area: (i) render any of the same services Executive performed for the Company during the period of Executive’s employment with CNO, as an agent, independent contractor, consultant or otherwise, or become employed or compensated by any other corporation, person or entity that directly or indirectly competes to any significant extent with the Company in the business of selling or providing annuity, life, accident or health insurance products or services; or (ii) compete with the Company with respect to lines of business that the Company derives more than a non-incidental portion of its revenue from or with respect to which the Company has made a significant investment in.

6.
Nonsolicit Covenants. Executive covenants and agrees that during Executive’s employment and for one (1) year thereafter, regardless of which party terminates the employment relationship or why it is terminated, Executive will not, directly or indirectly, alone or in concert with others, anywhere in the Restricted Area (i) solicit or attempt to convert to other insurance carriers or other corporations, persons or other entities providing the same or similar products or services provided by the Company, any customers or policyholders of the Company; or (ii) solicit or recruit an employee or agent of the Company to leave employment or terminate his or her contractual relationship with the Company; or (iii) hire, contract with, or assist in the hiring or contracting with any individual who is an employee or agent of the Company that Executive worked with or was provided Confidential Information about.

7.
Return of Property, Device Inspection, Computer Authorization. Executive will preserve records of the Company’s customers, prospects, suppliers, and other business relationships, Confidential Information, and proprietary developments that Executive participates in or maintains in the regular course of business for the Company. At the end of Executive’s employment, Executive will immediately return to CNO any and all such records without deleting, destroying, or otherwise damaging the utility of same. No such materials may be retained by Executive without CNO's specific written consent as to the particular item at issue. Upon request, Executive shall turn over to CNO for inspection, any personal storage devices such as cell phones, lap tops, or computers identified by CNO as items Executive has used or is reasonably believed to have used to conduct the Company’s business or to store any information related to the Company's business so that CNO can inspect the device and insure that all of the Company’s materials have been returned and not copied or retained in violation of this Agreement. Executive is not authorized to access and use the Company's computers, email, or related computer systems to compete or to prepare to compete, or to otherwise compromise the Company's legitimate business interests, and unauthorized access to or use of the Company's computers in violation of this understanding may subject Executive to civil and/or criminal liability.

8.
Reformation & Survival. The provisions of this Agreement are severable. Should any restriction on Executive created by this Agreement be deemed by a court to be unreasonable or unenforceable due to over breadth in part of a restriction (such as time, geography, or scope of activity restrained), then the court shall enforce it to such lesser extent as would be reasonable and enforceable, or modify any unreasonable or unenforceable element of the restriction to make it reasonable and enforceable so that it may be enforced to the maximum amount allowed by law to protect the Company's legitimate business interests. If despite the foregoing, a provision remains illegal or unenforceable, then such offending provision or language shall be stricken from this Agreement and the remainder of this Agreement shall continue in effect. Those provisions of this Agreement which, by their terms, apply to Executive’s conduct after employment shall survive beyond the end of

Executive’s employment and beyond termination of this Agreement in accordance with their terms unless otherwise expressly agreed by the parties in writing. The existence of a cause of action by Executive against CNO shall not constitute a defense to enforcement of the restrictions on Executive contained in this Agreement. This Agreement will be deemed to renew with no reduction in CNO's rights upon Executive’s reemployment, promotion, transfer or other material change in status. Nothing in this Agreement shall eliminate, reduce, or otherwise remove any legal duties or obligations that Executive would otherwise have to CNO through the Company’s policies, common law or statute.

9.
Remedies. Executive agrees that if Executive breaches or threatens to breach the terms of this Agreement, CNO will suffer irreparable harm and will be entitled to secure: specific performance of the Agreement, immediate temporary and permanent injunctive relief to avoid or prevent such violations or further violations, and recovery of its attorneys' fees and costs incurred in securing such relief; in addition to and not in lieu of damages and other remedies that would otherwise be available. Executive further agrees that if Executive is found to have violated any restrictions in Paragraphs 5 or 6 (Covenants Against Competition and Nonsolicit Covenants) then the time period for such restrictions will be extended by one day for each day Executive is found to have violated them, up to a maximum extension equal to the time period originally prescribed for the restrictions.

10.
Successors & Assignment. This Agreement shall automatically inure to the benefit of, and be enforceable by: CNO, its affiliates, successors and assigns, without the need for any further action or approval by Executive. Executive specifically agrees that this Agreement may be assigned by CNO and enforced by any assignee or successor of CNO. Executive’s rights hereunder are personal and may not be assigned or transferred to any other person, firm, or corporation without the prior, written consent of CNO.

11.
Modifications & Waiver. No modification, waiver, amendment or addition to any of the terms of this Agreement shall be effective unless set forth in a writing signed by Executive and an authorized officer of CNO or undertaken by a court in accordance with Paragraph 8 (Reformation and Survival). The failure of CNO to enforce any provision of this Agreement shall not be construed to be a waiver of such provision or of the right of CNO thereafter to enforce each and every provision hereof.

12.
Mandatory Disclosure of Agreement. While employed by CNO and for one (1) year thereafter, the Executive will communicate the contents of this Agreement to any person, firm, association, partnership, corporation or other entity which the Executive intends to be employed by, associated with, or represent.

13.	Governing Law, Jurisdiction & Venue. This agreement shall be considered executed and performable in Indiana and shall be governed by the laws of the State of Indiana, without regard for the conflicts of laws rules of Indiana or any other state. Any action relating to or arising out of this Agreement shall be maintained exclusively before any appropriate state court of record in Hamilton County, Indiana or the United States District Court of the Southern District of Indiana, Indianapolis Division, and the parties expressly consent to such venue and jurisdiction of such courts and waive any right to challenge or otherwise object to personal jurisdiction or venue in any action commenced or maintained in such courts.

14.
Limitations of Agreement. Nothing in this Agreement prohibits Executive from reporting an event that Executive reasonably and in good faith believes is a violation of law to the relevant law-enforcement agency (such as the Securities and Exchange Commission), or requires notice to or approval from CNO before doing so, or prohibits Executive from cooperating in an investigation conducted by such a government agency, or otherwise prohibits conduct that is protected by law. Executive understands that this Agreement does not prohibit a disclosure of Confidential Information or trade secrets that complies with the limitations set forth in the Defend Trade Secrets Act of 2016 (DTSA), 18 U.S.C §1833. The DTSA provides that no individual will be held criminally or civilly liable under Federal or State trade secret law for the disclosure of a trade secret (as defined in the Economic Espionage Act) that: (i) is made in confidence to a Federal, State, or local government official, either directly or indirectly, or to an attorney and made solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal so that it is not made public. It also provides that an individual who pursues a lawsuit for retaliation by an employer for reporting a suspected violation of the law may disclose the trade secret to the attorney of the individual and use the trade secret information in the court proceeding, if the individual files any document containing the trade secret under seal, and does not disclose the trade secret, except as permitted by court order.

15.
No At-Will Status Modification. Nothing in this Agreement shall be construed to create or imply a guarantee of Executive’s employment with CNO for a fixed tenure or term, or to limit the "at will" status of the employment relationship whereby either party may end the employment relationship at any time for any reason, with or without cause. Any modifications to the "at will" status of the employment relationship between the parties must be set forth in a separate written agreement executed by both Executive and CNO.

16.
Indemnification. If Executive was or is made a party or is threatened to be made a party to or is otherwise involved (including involvement as a witness) in any action, suit or proceeding, whether civil, criminal, administrative or investigative (a “Proceeding”), by reason of the fact that Executive is or was an officer or employee of the Company, Executive shall be indemnified and held harmless by CNO to the fullest extent allowed by law, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits CNO to provide broader indemnification rights than permitted prior thereto), against all expense, liability and loss (including attorneys’ fees, court costs, judgments, fines, excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by Executive in connection therewith and such indemnification shall continue as to Executive if Executive ceases to be an officer or employee and shall inure to the benefit of Executive’s heirs, executors and administrators; provided, however, that CNO shall indemnify Executive in connection with a proceeding (or part thereof) initiated by Executive only if such proceeding (or part thereof) was authorized by the Board of Directors of CNO. The right to indemnification conferred in this section shall include the obligation of CNO to pay the expenses incurred in defending any such proceeding in advance of its final disposition (an “Advance of Expenses”); provided, however that, if and to the extent that the law requires, an Advance of Expenses incurred by Executive in Executive’s capacity as an officer or employee shall be made only upon delivery to CNO of an undertaking, by or on behalf of Executive, to repay all amounts so advance if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that Executive is not entitled to be indemnified for such expenses under this section.

17.
Time to Review & Seek Counsel. Executive has been provided with sufficient advance notice of this Agreement prior to being required to execute it, and has had an opportunity to seek the advice of legal counsel if Executive so desires before entering into this Agreement. The parties enter into this Agreement voluntarily and will not claim it was entered into under coercion or duress, or without full knowledge of its terms. Executive understands that this is a legally binding document.

IN WITNESS WHEREOF, the parties hereto knowingly and voluntarily entered into this Agreement effective as of the date first written above.

CNO FINANCIAL GROUP, INC.

By:
EXECUTIVE SIGNATURE